EXHIBIT 10.22

                FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

           This First Amendment to Executive Employment Agreement is made effective as of the 1st day of February, 2000 among FIRST PROFESSIONAL BANK, N.A. (the "Bank") and PROFESSIONAL BANCORP, INC. ("PBI") (PBI and the Bank being collectively referred to herein as "Employer") and Larry Patapoff (Executive").

                                    RECITALS

           WHEREAS, Employer and Executive entered into an Employment Agreement dated effective as of the 1st day of November, 1999 (the "Employment Agreement"); and

           WHEREAS, Employer and Executive desire to amend the Employment Agreement in certain respects.

           NOW, THEREFORE, in consideration of the foregoing promises and the terms covenants and conditions that are set forth herein, the parties hereto agree as follows:

1. SECTION 3. The first sentence of Section 3 of the Employment Agreement is hereby amended to read as follows:

                     "Effective as of the date hereof, Executive shall serve as the Senior Vice President and Chief Financial Officer of PBI and Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Bank and shall perform the duties and the responsibilities set forth in Exhibit A attached hereto and incorporated herein by reference and shall have the authority and perform such other duties, services and responsibilities incident in such positions as are customary of such offices of a bank and a bank holding company, and such other reasonable duties and responsibilities that are determined from time to time by the Boards of Directors of the Bank and PBI (collectively, the "Board")."

2. SECTION 4(A). The first sentence of Section 4(a) of the Employment Agreement is hereby amended to read as follows:

                     "Effective February 1, 2000, Executive shall receive an annual base salary of One Hundred Sixty Thousand Dollars ($160,000) during the remainder of the Term (the "Annual Base Salary"), payable in equally, bi-weekly installments."

3. SECTION 4(C). Section 4(c) is hereby amended and restated in its entirety to read as follows:

                     "(c) STOCK OPTIONS. Effective February 1, 2000, the options to purchase 10,000 shares of PBI's common stock granted to Executive on November 1, 1999 are cancelled. In consideration of Executive

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           agreeing to enter into this First Amendment to Executive Employment
           Agreement, PBI shall grant to Executive, effective February 1, 2000, stock options to purchase 30,000 shares of PBI. Of these options, as many thereof as possible shall be incentive stock options (as permitted by the applicable plan), and the remainder shall be non-qualified options. The options shall vest as follows: (i) options to purchase 15,000 shares shall vest immediately on the effective date hereof, (ii) options to purchase 7,500 shares shall vest on February 1, 2001, and (iii) the remaining options to purchase 7,500 shares shall vest on February 1, 2002. The exercise price of the options shall be the average of the closing sales prices of the shares of PBI during the 30 day period immediately preceding February 1, 2000."

4. SECTION 4(D). Section 4(d) of the Employment Agreement is hereby amended and restated to read as follows:

                     "(d) SEVERANCE. If during the two-year period beginning on the date of this Agreement, (i) PBI or the Bank sells all or substantially all of its assets to, or merges with, a third party, AND (ii) Executive's employment is terminated thereafter (within such two-year period) by Employer for other than Cause or the death or Incapacity of Executive or by Executive for Good Reason, then Employer will continue to pay Executive the monthly base salary that he is earning at the time of such termination for a period of twelve months following the Date of Termination."

5. RATIFICATION. The remainder of the Employment Agreement is hereby ratified in all respects.

           IN WITNESS WHEREOF, this First Amendment has been executed by Executive and by duly authorized officers of the Bank and PBI effective as of the date first written above.


/s/ Larry Patapoff
___________________________________       FIRST PROFESSIONAL BANK, N.A.
Larry Patapoff, Executive
                                          By:/s/ Terry Hartshorn
                                          Title: Vice Chairman

                                          PROFESSIONAL BANCORP, INC.

                                          By: /s/  Terry Hartshorn
                                          Title: Vice Chairman